Exhibit 10.1

2010 OUTSIDE DIRECTORS’ STOCK PLAN

NOTICE OF GRANT OF STOCK OPTION

Unless otherwise defined herein, the terms defined in the 2010 Outside Directors’ Stock Plan (the “Plan”) shall have the same defined meanings in this Notice of Grant of Stock Option (this “Notice of Grant”).

[Optionee’s name and address]

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan, this Notice of Grant and the accompanying Stock Option Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted	Shares

Total Exercise Price	$

Type of Option	Nonstatutory Stock Option

Term/Expiration Date

Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:

[FOR AN INITIAL GRANT: This Option shall become exercisable in installments cumulatively as to thirty four percent (34%), thirty three percent (33%) and thirty three percent (33%), respectively, of the Optioned Stock on each of the three (3) succeeding years on the anniversary of such Option’s Date of Grant, for a total vesting period of approximately three (3) years, provided that the Director continues to serve on the Board on such dates.]

[FOR AN ANNUAL GRANT: This Option shall become fully exercisable on the date of the Company’s next Annual Meeting for a total vesting period of approximately one (1) year, provided that the Director continues to serve on the Board on such date.]

AUTODESK, INC.

2010 OUTSIDE DIRECTORS’ STOCK PLAN

STOCK OPTION AGREEMENT

Autodesk, Inc., a Delaware corporation (the “Company”), has granted to the optionee (the “Optionee”), named on the Notice of Grant of Stock Option which is attached hereto (the “Notice of Grant”) an option to purchase (the “Option”) that number of shares of Common Stock (the “Shares”) set forth on the Notice of Grant at the per share price set forth on the Notice of Grant and in all respects subject to the terms, definitions and provisions of the 2010 Outside Directors’ Stock Plan (the “Plan”) adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings in this Stock Option Agreement (this “Agreement”).

1. Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

2. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

(i) Right to Exercise.

(a) [FOR AN INITIAL GRANT: This Option shall vest and become exercisable in installments cumulatively as to thirty four percent (34%), thirty three percent (33%) and thirty three percent (33%), respectively, of the Optioned Stock on each of the three (3) succeeding years on the anniversary of such Option’s Date of Grant, for a total vesting period of approximately three (3) years, provided that the Director continues to serve on the Board on such dates; provided, however, that in no event shall the Option be exercisable prior to the date the stockholders of the Company approve the Plan.] [FOR AN ANNUAL GRANT: This Option shall vest and become fully exercisable on the date of the Company’s next Annual Meeting for a total vesting period of approximately one (1) year, provided that the Director continues to serve on the Board on such date.]

(b) This Option may not be exercised for a fraction of a share.

(c) In the event of Optionee’s death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 8 of the Plan.

(ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by U. S. mail to the Secretary of the Company. The written notice shall be accompanied by payment of the aggregate exercise price for the number of Shares in respect of which the Option is being exercised.

3. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i) cash;

(ii) check; or

(iii) surrender of other shares which, in the case of Shares acquired upon exercise of an Option, either have been owned by the Optionee for the minimum period necessary to avoid an adverse accounting charge to the Company or were not acquired, directly or indirectly, from the Company, and have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised.

4. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

5. Non-Transferability of Option. Unless otherwise determined by the Board, this Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. Term of Option. This Option may be exercised only within the Term set out on the Notice of Grant, and may be exercised during such Term only in accordance with the Plan and the terms of this Option.

7. Taxation Upon Exercise of Option.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT REGULATIONS, THE OPTIONEE IS ADVISED THAT, UNLESS OTHERWISE EXPRESSLY INDICATED, ANY FEDERAL TAX ADVICE CONTAINED IN THIS AGREEMENT WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING TAX-RELATED PENALTIES UNDER THE CODE OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TAX-RELATED MATTERS ADDRESSED HEREIN.

Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of Section 83 in general and the availability of a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

8. General Provisions

(i) Any notice, demand or request required or permitted to be given by either the Company or the Optionee pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the to the Company at its principal office to the attention of the Stock Plan Administrator, and to the Optionee at the Optionee’s last address reflected on the Company’s payroll records.

(ii) Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(iii) The Optionee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(iv) OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF OPTIONS PURSUANT TO SECTION 2 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN OUTSIDE DIRECTOR (AND NOT THROUGH THE ACT OF BEING GRANTED AN OPTION HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN OUTSIDE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S DIRECTORSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

AUTODESK, INC.
a Delaware corporation
Signature

Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions hereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:

Signature

Type or Print Name

EXHIBIT A

NOTICE OF ELECTION TO EXERCISE OPTIONS

I have elected to exercise my option to purchase the following shares of common stock of Autodesk, Inc. (“Autodesk”) under and pursuant to the Autodesk, Inc. 2010 Outside Directors’ Stock Plan (the “Plan”) and the Stock Option Agreement in effect for the grant(s) listed below:

Name:

Exercise Date:

Option Number:

Number of Shares:

Grant Date:

Exercise Price:

Type of Option: Non-qualified Stock Option

Plan: 2010 Outside Directors’ Stock Plan

I authorize                      (Broker) to pay Autodesk the full exercise price due resulting from exercise of the option referenced above (the “Option”).

I irrevocably instruct Autodesk to register the share(s) of Autodesk common stock issuable upon exercise of the Option.

I authorize Broker to furnish any information or documents to Autodesk in connection with this matter.

I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the share(s) of Autodesk common stock. I represent that I have consulted with any tax consultants that I deem advisable in connection with the purchase or disposition of such share(s) and that I am not relying on Autodesk for any tax advice.

I understand that until the issuance of the share(s) of Autodesk common stock, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the share(s) subject to the Option, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance of share(s), except as provided in Section 11 of the Plan.

I UNDERSTAND THAT I MUST VERBALLY CONTACT BROKER TO PLACE MY ORDER, THAT THIS TRANSACTION IS SOLELY BETWEEN MYSELF AND BROKER AND THAT I MUST PERSONALLY CONTACT MY BROKER TO CANCEL MY OUTSTANDING ORDER.

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I HAVE CLEARED THIS TRANSACTION WITH THE AUTODESK GENERAL COUNSEL.

Signed:
Today’s Date:

APPROVED:
Autodesk, Inc. Stock Plan Administrator

Form 144 Required.

Please complete, sign, and fax to Autodesk Stock Administration at 415-507-6135

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